UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  September 30, 2013

ANDALAY SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33695	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1475 S. Bascom Ave. Suite 101
Campbell, CA  95008
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 402-9400

Westinghouse Solar, Inc.
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 30, 2013, Andalay Solar, Inc., a Delaware corporation (the “Company”) (formerly Westinghouse Solar, Inc.) entered into a loan and security  agreement (“Agreement”) with Alpha Capital Anstalt (the “Lender”) and Collateral Services, LLC (the “Collateral Agent”) pursuant to which the Lender will provide financing, on a discretionary basis, for one year, against the Company’s, accounts receivable and inventory.  The maximum amount that can be borrowed under the Agreement is $500,000.  The Company has the right to borrow against its accounts receivable at the rate of 80% of the Net Face Amount of Prime Accounts (as defined in the Agreement) not in excess of $200,000, 50% of the Current Market Cost (as defined in the Agreement) of raw materials that constitute Eligible Inventory (as defined in the Agreement), 65% of Current Market Cost of finished goods that constitute Eligible Inventory and 95% of cash in a blocked account, but not in the aggregate amount in excess of $300,000.  The advances are secured by a lien on all of the assets of the Company. As required by the Agreement, the Company intends to enter into a deposit account control agreement with the Collateral Agent and the Company’s bank. All advances under the Agreement bear interest at a per annum rate of 12% and monthly interest shall be a minimum of $500. At the time of initial funding the Company paid a loan fee of 50 shares of its Series D Preferred Shares to the Lender, in addition to other payments for legal fees of the Lender. In addition, the Company paid the collateral agent an initial fee of $5,000 and has agreed to pay an administrative fee to the collateral agent of 0.5% per month of the daily balance during the preceding month or $500 whichever is less.  In the event that of a prepayment, the Company is obligated to pay to the Lender a prepayment fee in an amount equal to one percent (0.5%) of $500,000.

The Agreement contains both affirmative and negative covenants, subject to materiality and other qualifications and exceptions customary for a credit facility of this size and type. The Company’s obligations under the Agreement may be accelerated upon the occurrence of an event of default in accordance with the terms of the Agreement, which includes customary events of default, including payment defaults, the inaccuracy of representations or warranties, cross-defaults related to material indebtedness, bankruptcy and insolvency related defaults, defaults relating to certain other matters,  and loss of perfected lien status.

On September 30, 2013, the Company requested and received an initial borrowing under the Agreement totaling $350,000.

A copy of the form of the Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing is not a complete summary of the terms of the offering, the Agreement, described in this Item 1.01, and reference is made to the complete text of the Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided above in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities.

The disclosure provided above in Item 1.01 is incorporated by reference into this Item 3.02.

The Company is relying on an exemption from registration provided under Section 4(a)(2) of the Securities Act for the issuance of the Securities, which exemption the Company believes is available because the Securities were not offered pursuant to a general solicitation, and the status of the purchasers of the Securities as “accredited investors” as defined in Regulation D under the Securities Act.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Loan and Security Agreement by and among the Company, Alpha Capital Anstalt and Collateral Services, LLC dated as of September 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 1, 2013

ANDALAY SOLAR, INC.

By: /s/ Margaret R. Randazzo
Margaret R. Randazzo,
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Loan and Security Agreement by and among the Company, Alpha Capital Anstalt and Collateral Services, LLC dated as of September 30, 2013.